As filed with the Securities and Exchange Commission on March 31, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEC File No:  333-___________

NORTHERN OIL AND GAS, INC.
(Exact Name of Registrant as specified in Its Charter)

Nevada	95-3848122
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

315 Manitoba Avenue, Suite 200
Wayzata, Minnesota 55391
(952) 476-9800
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Michael L. Reger
Chief Executive Officer
315 Manitoba Avenue, Suite 200
Wayzata, Minnesota 55391
(952) 476-9800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

ROSS C. FORMELL, ESQ.
BEST & FLANAGAN LLP
225 SOUTH SIXTH STREET, SUITE 4000
MINNEAPOLIS, MINNESOTA 55402
(612) 339-7121

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

i

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

*Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (check one):

Large accelerated filer	☐	Accelerated Filer	☒
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price (1)	Amount Of Registration Fee
Common Stock, par value $0.001 per share	15,000,000	$ 59,250,000	$ 3,306.15
________________
(1)
Estimated solely for the purpose of calculating the registration fee of the securities offered hereby in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the $3.95 average of the high and low prices of the Registrant’s common stock as reported by the NYSE Amex for March 27, 2009.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

ii

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell securities, and is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 31, 2009

PROSPECTUS

Up to 15,000,000
Shares of Common Stock, par value $0.001 per share

NORTHERN OIL AND GAS, INC.

Common Stock
________________________________________

From time to time, we may offer up to 15,000,000 shares of our common stock, par value $0.001 per share, at a per share price to be determined at the actual time sales are consummated.  We will provide the specific terms of any offering(s) in one or more supplements to this prospectus.  Any prospectus supplement may also add, update or change information contained in this prospectus.  You should carefully read this prospectus and any applicable prospectus supplement, as well as any documents incorporated by reference, before purchasing any of the securities being offered.

Our common stock is listed on the NYSE Amex stock exchange under the symbol “NOG.”  On March 27, 2009, the last reported sale price of our common stock on NYSE Amex was $3.95 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  BEFORE MAKING ANY INVESTMENT IN OUR SECURITIES, YOU SHOULD READ AND CAREFULLY CONSIDER RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008, WHICH IS INCORPORATED HEREIN BY REFERENCE, AND UNDER SIMILAR HEADINGS IN OUR SUBSEQUENTLY FILED QUARTERLY REPORTS ON FORM 10-Q AND ANNUAL REPORTS ON FORM 10-K, AS WELL AS THE OTHER RISKS AND UNCERTAINTIES DESCRIBED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.  You should rely only on the information contained in this prospectus and any applicable prospectus supplement.  We have not authorized anyone to provide you with different information.

The common stock offered by this prospectus may be offered in amounts, at prices and at terms determined at the time of the offering and may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers.  We will set forth the names of any underwriters or agents and any applicable fees, commissions, discounts and over-allotment options in the accompanying prospectus supplement.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution”.   The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates is $109,197,363, based on 34,120,103 shares of outstanding common stock, of which 27,644,902 are held by non-affiliates, and a per share price of $3.95 based on the closing price of our common stock on March 27, 2009.
________________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
________________________________________

This prospectus is dated March 31, 2009

________________________________________

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement that we may authorize to be provided to you.  No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us.  Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.  You should assume that the information in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security.

SUMMARY

This summary highlights information contained elsewhere in this prospectus but might not contain all of the information that is important to you.  The following summary is qualified in its entirety by the more detailed information, including our consolidated financial statements and related notes, included in this prospectus or incorporated by reference in this prospectus.  Before investing in our common stock, you should carefully read the entire prospectus and all documents incorporated herein by reference, including the “Risk Factors” section and our financial statements and the notes thereto included elsewhere or incorporated by reference in this prospectus.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “we,” “us,” “our,” and “the Company” refer to Northern Oil and Gas, Inc., a Nevada corporation.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process.  Under this shelf registration process, we may offer shares of our common stock in one or more offerings, up to a total of 15,000,000 shares of Common Stock.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities.  We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.  We urge you to carefully read this prospectus, any applicable prospectus supplement, including the risk factors, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Northern Oil and Gas, Inc.

Northern Oil and Gas, Inc. is a growth-oriented independent energy company engaged in the acquisition, exploration, exploitation and development of oil and natural gas properties.

Our business strategy is to identify and exploit resources in and adjacent to existing or indicated producing areas that can be quickly developed and put in production at low cost.  We also intend to take advantage of our expertise in aggressive land acquisition to develop exploratory projects with extremely attractive growth potential in focus areas and to participate with other companies in those areas to explore for oil and natural gas using state-of-the-art 3D seismic technology. We believe our competitive advantage lies in our ability to acquire property in the most exciting new plays in a nimble and efficient fashion. We are focused on low overhead.  We believe we are in a position to most efficiently exploit and identify high production oil and gas properties. We will actively continue to pursue the acquisition of properties that fit our profile.

Corporate Information

Northern Oil and Gas, Inc. was incorporated under the laws of the State of Nevada on February 10, 1983. Our principal executive offices are located at 315 Manitoba Avenue, Suite 200, Wayzata, Minnesota 55391. The telephone number at our principal executive offices is (952) 476-9800. Our website address is www.northernoil.com, and we make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  Information contained on our website is not deemed part of this prospectus.  Our common stock is listed on NYSE Amex under the symbol “NOG.”

The Offering

We may offer up to 15,000,000 shares of common stock in one or more offerings.  The per share price at which such shares are sold will be determined at the time sales are consummated.  A prospectus supplement, which we will provide to you each time we offer securities, will describe the specific amounts, prices and terms of such securities.

We may sell the common stock to or through underwriters, dealers or agents or directly to purchasers.  We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities.  Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the common stock described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common stock holders are entitled to receive dividends declared by the board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stock holders.  We have never paid a cash dividend and do not anticipate paying any cash dividends in the foreseeable future.  Each holder of common stock is entitled to one vote per share.  The holders of common stock have no preemptive rights or cumulative voting rights.  A prospectus supplement will describe the specific amounts, prices and terms of any common stock to be issued.

RISK FACTORS

An investment in us involves a high degree of risk.  Before making an investment decision, investors should carefully consider the risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which is incorporated herein by reference, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated herein by reference.  Our business, financial condition or results of operations could be materially adversely affected by any of those risks.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.  See the section entitled “Where You Can Find More Information” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.  These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions such as “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this prospectus reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes and working capital requirements.  We may also use a portion of the net proceeds to fund possible leasehold acquisitions and drilling activities.  Currently, there are no commitments or agreements regarding such acquisitions or investments that are material.  Pending their ultimate use, we intend to invest the net proceeds in money market funds, commercial paper and governmental and non-governmental debt securities.

PLAN OF DISTRIBUTION

We may sell shares of common stock from time to time through one or more underwriters or dealers, directly to purchasers, through one or more agents or through a combination of any of the foregoing methods.  We also may distribute shares of common stock from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the times of sale, at prices related to prevailing market prices or at negotiated prices, depending upon the circumstances at the time of such distribution. We will describe the method of distribution of the securities in the applicable prospectus supplement.

If underwriters are used in the sale of common stock, they will acquire the common stock for their own account and may resell the stock from time to time in one or more transactions at a fixed public offering price.  The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement.  We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of securities).  These underwriters, dealers or agents may be considered to be underwriters under the Securities Act.  As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions.  Each prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us.  Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.  Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on NYSE Amex may engage in passive market making transactions in the common stock on NYSE Amex in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

 To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation authorize the issuance of 100,000,000 shares of common stock, $0.001 par value per share, of which 34,120,103 shares were outstanding as of March 27, 2009.  Holders of common stock have no cumulative voting rights.  Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.  All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Securities Convertible into Common Stock

We have outstanding options to purchase an aggregate of 400,000 shares of common stock at $5.18 per share issued to members of our board of directors pursuant to our stock option plan.  Each of the options is exercisable at any time up to and including November 1, 2017.  We also have outstanding a warrant to purchase 300,000 shares of common stock at $5.00 per share issued to CIT Group/Equity Investments, Inc. in connection with the closing of our revolving credit facility with CIT Capital USA, Inc.  The warrant may be exercised at any time on or before February 27, 2012.  We do not otherwise have outstanding any warrants, preferred stock or other securities convertible into shares of our common stock.

INDEMNIFICATION

Under Nevada law, none of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director. The foregoing provisions do not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them arising out of their activities as directors, officers, and employees of the Company, if they were not engaged in willful misfeasance or malfeasance in the performance of their duties; provided that, in the event of a settlement, the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Company. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law.

Our bylaws also provide that the Company may purchase and maintain insurance for the benefit of a person who is or was serving as a director, office, employee or agent of the Company against a liability incurred by him or her as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by Best & Flanagan LLP, Minneapolis, Minnesota.

EXPERTS

Mantyla McReynolds, LLC, an independent registered public accounting firm, has audited our financial statements incorporated by reference in this prospectus, as stated in their report, and have been incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly we file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.  You can also obtain additional information about us at our website, http://www.northernoil.com.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, to register the shares offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is complete:

Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Proxy Statement for the 2008 Annual Meeting of Shareholders held on May 19, 2008, which was filed with the SEC on April 25, 2008.

Form 8-A filed with the SEC on March 19, 2008.

The description of our common stock contained in our Registration Statement on Form SB-2 (No. 333-146596), including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Ryan Gilbertson
Chief Financial Officer
Northern Oil and Gas, Inc.
315 Manitoba Avenue, Suite 200
Wayzata, Minnesota  55391
(952) 476-9800

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

Up to 15,000,000
Shares of Common Stock, par value $0.001 per share

NORTHERN OIL AND GAS, INC.

PROSPECTUS

March 31, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of common stock being sold pursuant to this registration statement.

EXPENSE	AMOUNT

Registration Fees	$3,306
Printing and Engraving Costs	0.00
Legal Fees	5,000
Accounting Fees	5,000
Listing Fees	45,000
Transfer Agent Fees	1,000
Miscellaneous Fees and Expenses	2,000
Total	$61,306

Item 15.  Indemnification of Directors and Officers

Under Nevada law, a corporation shall indemnify a director or officer against expenses, including attorneys’ fees, actually and reasonably incurred by him, to the extent the director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding. A corporation may indemnify a director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding. Excepted from that immunity are:

a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

a transaction from which the director derived an improper personal profit; and

willful misconduct.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers and former officers and directors (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been a director or officer of Northern Oil and Gas, Inc. or any of our subsidiaries.

Our bylaws also provide that our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of Northern Oil and Gas, Inc. or any of our subsidiaries (including heirs and personal representatives) against a liability incurred by him or her as our director, officer, employee or agent.

Item 16.  Exhibits

All Exhibits are listed in the Exhibit Index at the end of this Part II.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
		(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
		(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

		(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

The undertakings in Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this Item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

	(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b) (§ 230.424(b)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.424(a)(1)(i), or (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such for of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);
	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i)
For purposes of determining any liability under the securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(j)
For the purpose of determining any liability under the securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 30, 2009.

Northern Oil and Gas, Inc.

By: /s/  Michael L. Reger
Name:   Michael L. Reger
Title:   Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints, Michael L. Reger and Ryan R. Gilbertson, or either of them, his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the same offering which is effective upon filing pursuant to Rule 426(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection wherewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael L. Reger	Chief Executive Officer, Director and Secretary	March 30, 2009
Michael L. Reger

/ s/ Ryan R. Gilbertson	Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Director	March 30, 2009
Ryan R. Gilbertson

/ s/ Loren J. O’Toole	Director	March 30, 2009
Loren J. O’Toole

/ s/ Carter Stewart	Director	March 30, 2009
Carter Stewart

/ s/ Jack King	Director	March 30, 2009
Jack King

/ s/ Robert Grabb	Director	March 30, 2009
Robert Grabb

/ s/ Lisa Bromiley Meier	Director	March 30, 2009
Lisa Bromiley Meier

EXHIBIT INDEX

Exhibit No.	Description	Reference
2.1	Agreement and Plan of Merger dated March 20, 2007, with exhibits	Incorporated by reference to Exhibit 2 to the Current Report on Form 8-K12G3 filed with the Securities and Exchange Commission on March 22, 2007 (File No. 000-30955).
2.2	Written Action of the Board of Directors of Kentex Petroleum, Inc., constituting the plan and agreement of short-form merger with Northern Oil and Gas, Inc., dated March 20, 2007	Incorporated by reference to Exhibit 2.2 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 11, 2007, as amended, File No. 333-143648
3.1	Articles of Incorporation of Northern Oil and Gas, Inc.	Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on July 6, 2000 (File No. 000-30955).
3.2	Certificate of Amendment of the Articles of Incorporation of Northern Oil and Gas, Inc. dated March 27, 1984	Incorporated by reference to Exhibit 3.3(i) to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on July 6, 2000 (File No. 000-30955).
3.3	Certificate of Amendment of the Articles of Incorporation of Northern Oil and Gas, Inc. dated October 5, 1999	Incorporated by reference to Exhibit 3.3(ii) to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on July 6, 2000 (File No. 000-30955).
3.4	Written Action of the Board of Directors of Kentex Petroleum, Inc. authorizing name change to Northern Oil and Gas, Inc., dated March 20, 2007	Incorporated by reference to Exhibit 2.2 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 11, 2007, as amended, File No. 333-143648.
3.5	Amended and Restated Bylaws of Northern Oil and Gas, Inc.	Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2007 (File No. 000-30955).
4.1	Specimen Stock Certificate of Northern Oil and Gas, Inc.	Incorporated by reference to Exhibit 2.2 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 11, 2007, as amended, File No. 333-143648.
5.1	Opinion of Best & Flanagan LLP	Filed herewith.
10.1	Montana Lease acquisition agreement with Montana Oil Properties dated October 5, 2007	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K12G3 filed with the Securities and Exchange Commission on March 22, 2007 (File No. 000-30955).
10.2	North Dakota lease acquisition agreement with Southfork Exploration, LLC, dated November 15, 2006	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K12G3 filed with the Securities and Exchange Commission on March 22, 2007 (File No. 000-30955).
10.3	Form of Principal Shareholders Agreement, including exhibits	Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K12G3 filed with the Securities and Exchange Commission on March 22, 2007 (File No. 000-30955).

10.4	Form of Warrant	Incorporated by reference to Exhibit 10.2 to the current report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2007 (File No. 000-30955).
10.5	Form of Registration Rights Agreement	Incorporated by reference to Exhibit 10.3 to the current report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2007 (File No. 000-30955).
10.6	Placement Agency Agreement	Incorporated by reference to Exhibit 10.4 to the current report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2007 (File No. 000-30955).
10.7	Form of Lock-Up/Leak-Out Agreement	Incorporated by reference to Exhibit 10.5 to the current report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2007 (File No. 000-30955).
10.8	Amended and Restated Employment Agreement by and between Northern Oil and Gas, Inc. and Michael L. Reger, dated January 30, 2009	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities Exchange Commission on February 2, 2009 (File No. 000-30955).
10.9	Amended and Restated Employment Agreement by and between Northern Oil and Gas, Inc. and Ryan R. Gilbertson, dated January 30, 2009	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities Exchange Commission on February 2, 2009 (File No. 000-30955).
10.10	Irrevocable Proxy Provided by Joseph A. Geraci II, Kimerlie Geraci, Lantern Advisers, LLC, Isles Capital, LLC and Mill City Ventures, LP, dated February 21, 2008	Incorporate by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities Exchange Commission on March 19, 2008 (File No. 000-30955).
10.11	Agreement by and between Northern Oil and Gas, Inc. and Deephaven MCF Acquisition LLC dated April 14, 2008	Incorporate by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities Exchange Commission on April 16, 2008 (File No. 000-30955).
10.12	Second Amendment to Agreement by and between Northern Oil and Gas, Inc. and Deephaven MCF Acquisition LLC dated April 14, 2008	Incorporate by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities Exchange Commission on September 29, 2008 (File No. 000-30955).
10.13	Registration Rights Agreement By and Among Northern Oil and Gas, Inc. and Deephaven MCF Acquisition LLC dated April 14, 2008	Incorporate by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities Exchange Commission on April 16, 2008 (File No. 000-30955).
10.14	Lease Purchase Agreement By and Between Northern Oil and Gas, Inc. and Woodstone Resources, L.L.C.	Incorporate by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities Exchange Commission on June 17, 2008 (File No. 000-30955).
10.15	Northern Oil and Gas, Inc. 2009 Equity Compensation Plan	Incorporate by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities Exchange Commission on February 2, 2009 (File No. 000-30955).

10.16	Credit Agreement dated as of February 27, 2009 among Northern Oil and Gas, Inc., as Borrower, CIT Capital USA Inc., as Administrative Agent, and The Lenders Party Hereto	Incorporate by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities Exchange Commission on March 2, 2009 (File No. 000-30955).
10.17
Form of Note Under that Certain Credit Agreement dated as of February 27, 2009 among Northern Oil and Gas, Inc., as Borrower, CIT Capital USA Inc., as Administrative Agent, and The Lenders Party Hereto
Incorporate by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities Exchange Commission on March 2, 2009 (File No. 000-30955).
10.18	Guaranty and Collateral Agreement dated as of February 27, 2009 made by Northern Oil and Gas, Inc. in favor of CIT Capital USA Inc., as Administrative Agent	Incorporate by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities Exchange Commission on March 2, 2009 (File No. 000-30955).
10.19	Guaranty and Collateral Agreement dated as of February 27, 2009 made by Northern Oil and Gas, Inc. in favor of CIT Capital USA Inc., as Administrative Agent	Incorporate by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities Exchange Commission on March 2, 2009 (File No. 000-30955).
10.20	Warrant to Purchase Shares of Northern Oil and Gas, Inc. Common Stock Issued to CIT Group/Equity Investments, Inc. on February 27, 2009	Incorporate by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the Securities Exchange Commission on March 2, 2009 (File No. 000-30955).
14.1	Code of Business Conduct and Ethics, effective as of November 30, 2007	Incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed with the Securities Exchange Commission on December 6, 2007 (File No. 000-30955).
23.1	Consent of Best & Flanagan LLP	Included in Exhibit 5.1 filed herewith.
23.2	Consent of Mantyla McReynolds LLC	Filed herewith.
24.1	Powers of Attorney	Included on the signature page hereto.